Exhibit 99

Accenture Reports Strong Second-Quarter Fiscal 2016 Results and Raises Revenue and
EPS Outlook for Fiscal 2016

-- Revenues increase 6% in U.S. dollars and 12% in local currency to $7.9 billion --

-- EPS of $2.08 include $0.74 from a gain on the sale of Navitaire. Excluding this gain, EPS are
$1.34, a 24% increase --

-- Operating income increases 7% to $1.09 billion, with operating margin of 13.7%, an expansion of 10 basis points --

-- New bookings are $9.5 billion, with consulting bookings of $5.0 billion and outsourcing bookings of $4.5 billion --

-- Company declares semi-annual cash dividend of $1.10 per share --

NEW YORK; Mar. 24, 2016 — Accenture (NYSE: ACN) reported financial results for the second quarter of fiscal 2016, ended Feb. 29, 2016, with net revenues of $7.9 billion, an increase of 6 percent in U.S. dollars and 12 percent in local currency over the same period last year.

Diluted earnings per share were $2.08, including $0.74 from a gain on the sale of Navitaire. Excluding this gain, diluted EPS were $1.34, an increase of $0.26, or 24 percent, over the same period last year.

Operating income was $1.09 billion, an increase of 7 percent over the same period last year, and operating margin was 13.7 percent, a year-over-year expansion of 10 basis points.

New bookings for the quarter were $9.5 billion, with consulting bookings of $5.0 billion and outsourcing bookings of $4.5 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We delivered very strong financial results for the second quarter.  With 12 percent revenue growth in local currency—including double-digit growth in four of our five operating groups and all three of our geographic regions—we gained significant market share.  We also generated excellent new bookings, expanded operating margin and delivered outstanding earnings per share.  Based on our strong performance in the first half of fiscal 2016, we are raising our business outlook for revenues and EPS for the full year.

“We are benefiting from the focused investments we are making to rotate our business to new, high-growth areas—where our capabilities are clearly resonating with the needs of our clients and differentiating us in the marketplace. At the same time, we continue to manage Accenture with discipline to further enhance our competitiveness. We remain very well-positioned to continue driving profitable growth and delivering value for our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the second quarter of fiscal 2016 were $7.95 billion, compared with $7.49 billion for the second quarter of fiscal 2015, an increase of 6 percent in U.S. dollars and 12 percent in local currency, and above the company’s guided range of $7.50 billion to $7.75 billion. The foreign-exchange impact for the quarter was approximately negative 6 percent, consistent with the assumption provided in the company’s first-quarter earnings release.

▪	Consulting net revenues for the quarter were $4.29 billion, an increase of 12 percent in U.S. dollars and 18 percent in local currency compared with the second quarter of fiscal 2015.

▪	Outsourcing net revenues were $3.65 billion, flat in U.S. dollars and an increase of 6 percent in local currency over the second quarter of fiscal 2015.

Diluted EPS for the quarter were $2.08, compared with $1.08 for the second quarter last year. The gain on the sale of Navitaire had a positive impact of $0.74 on EPS in the second quarter of fiscal 2016. Excluding this gain, EPS for the quarter were $1.34, an increase of $0.26 from the second quarter last year. The $0.26 increase in EPS on an adjusted basis reflects:

▪	a $0.07 increase from higher revenue and operating results;

▪	a $0.17 increase from a lower effective tax rate; and

▪	a $0.02 increase from a lower share count.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 29.8 percent, compared with 29.9 percent for the second quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.28 billion, or 16.1 percent of net revenues, compared with $1.22 billion, or 16.3 percent of net revenues, for the second quarter last year.

Operating income for the quarter increased 7 percent, to $1.09 billion, or 13.7 percent of net revenues, compared with $1.02 billion, or 13.6 percent of net revenues, for the second quarter of fiscal 2015.

The company’s effective tax rate for the quarter was 13.7 percent, compared with 26.0 percent for the second quarter last year. Excluding the impact of the gain on the sale of Navitaire, the effective tax rate for the second quarter of fiscal 2016 was 15.4 percent. The effective tax rate for the second quarter of fiscal 2016 benefited from a final determination of prior-year tax liabilities as well as changes in the geographic distribution of earnings.

Net income for the quarter was $1.40 billion, compared with $743 million for the second quarter last year. Excluding the $495 million after-tax impact of the gain on the sale of Navitaire, net income for the second quarter of fiscal 2016 was $905 million, a 22 percent increase from the second quarter last year.

Operating cash flow for the quarter was $317 million, and property and equipment additions were $148 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $169 million. For the same period last year, operating cash flow was $301 million; property and equipment additions were $82 million; and free cash flow was $220 million.

Days services outstanding, or DSOs, were 39 days at Feb. 29, 2016, compared with 37 days at Aug. 31, 2015 and 35 days at Feb. 28, 2015.

Accenture’s total cash balance at Feb. 29, 2016 was $3.0 billion, compared with $4.4 billion at Aug. 31, 2015.

Utilization for the quarter was 90 percent, compared with 90 percent for the first quarter of fiscal 2016 and 91 percent for the second quarter of fiscal 2015.

Attrition for the quarter was 13 percent, compared with 13 percent for the first quarter of fiscal 2016 and 14 percent for the second quarter of fiscal 2015.

New Bookings

New bookings for the second quarter were $9.5 billion and reflect a negative 6 percent foreign-currency impact compared with new bookings in the second quarter last year.

▪	Consulting new bookings were $5.0 billion, or 52 percent of total new bookings.

▪	Outsourcing new bookings were $4.5 billion, or 48 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.61 billion, compared with $1.52 billion for the second quarter of fiscal 2015, an increase of 6 percent in U.S. dollars and 13 percent in local currency.

▪	Financial Services: $1.68 billion, compared with $1.59 billion for the second quarter of fiscal 2015, an increase of 6 percent in U.S. dollars and 13 percent in local currency.

▪	Health & Public Service: $1.48 billion, compared with $1.32 billion for the second quarter of fiscal 2015, an increase of 12 percent in U.S. dollars and 15 percent in local currency.

▪	Products: $1.99 billion, compared with $1.85 billion for the second quarter of fiscal 2015, an increase of 8 percent in U.S. dollars and 14 percent in local currency.

▪	Resources: $1.17 billion, compared with $1.21 billion for the second quarter of fiscal 2015, a decrease of 3 percent in U.S. dollars and an increase of 4 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the second quarter of fiscal 2016 were as follows:

▪	North America: $3.79 billion, compared with $3.41 billion for the second quarter of fiscal 2015, an increase of 11 percent in U.S. dollars and 12 percent in local currency.

▪	Europe: $2.78 billion, compared with $2.66 billion for the second quarter of fiscal 2015, an increase of 5 percent in U.S. dollars and 14 percent in local currency.

▪	Growth Markets: $1.37 billion, compared with $1.42 billion for the second quarter of fiscal 2015, a decrease of 4 percent in U.S. dollars and an increase of 10 percent in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

Accenture plc has declared a semi-annual cash dividend of $1.10 per share on Accenture plc Class A ordinary shares for shareholders of record at the close of business on April 15, 2016, and Accenture Holdings plc has declared a semi-annual cash dividend of $1.10 per share on Accenture Holdings plc ordinary shares for shareholders of record at the close of business on April 12, 2016. These dividends are both payable on May 13, 2016.

Combined with the semi-annual cash dividend of $1.10 per share paid on Nov. 13, 2015, this will bring the total dividend payments for the fiscal year to $2.20 per share, for total projected cash dividend payments of approximately $1.44 billion.

Share Repurchase Activity

During the second quarter of fiscal 2016, Accenture repurchased or redeemed 8.1 million shares, including 6.3 million shares repurchased in the open market, for a total of $829 million. This brings Accenture’s total share repurchases and redemptions for the first half of fiscal 2016 to 14.7 million shares, including 11.7 million shares repurchased in the open market, for a total of $1.49 billion.

Accenture’s total remaining share repurchase authority at Feb. 29, 2016 was approximately $6.4 billion.

At Feb. 29, 2016, Accenture had approximately 654 million total shares outstanding, including 624 million Accenture plc Class A ordinary shares and minority holdings of 30 million shares (Accenture Holdings plc ordinary shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

Third Quarter Fiscal 2016

Accenture expects net revenues for the third quarter of fiscal 2016 to be in the range of $8.10 billion to $8.35 billion, 7 percent to 10 percent growth in local currency, reflecting the company’s assumption of a negative 2.5 percent foreign-exchange impact compared with the third quarter of fiscal 2015.

Fiscal Year 2016

Accenture’s business outlook for the full 2016 fiscal year continues to assume a foreign-exchange impact of negative 5 percent compared with fiscal 2015.

For fiscal 2016, the company now expects net revenue growth to be in the range of 8 percent to 10 percent in local currency, compared with 6 percent to 9 percent previously.

The company now expects diluted EPS to be in the range of $5.95 to $6.06 on a GAAP basis and $5.21 to $5.32 on an adjusted basis, excluding the after-tax impact of the gain on the sale of Navitaire. The company previously expected diluted EPS to be in the range of $5.09 to $5.24.

Accenture now expects operating margin for the full fiscal year to be in the range of 14.6 percent to 14.7 percent, an expansion of 10 to 20 basis points from the adjusted operating margin of 14.5 percent in fiscal 2015. The company previously expected operating margin to be in the range of 14.6 percent to 14.8 percent.

For fiscal 2016, the company continues to expect operating cash flow to be in the range of $4.1 billion to $4.4 billion; property and equipment additions to be $500 million; and free cash flow to be in the range of $3.6 billion to $3.9 billion.

The company now expects its annual effective tax rate to be in the range of 22.5 percent to 23.5 percent on a GAAP basis and 24.0 percent to 25.0 percent on an adjusted basis, excluding the impact of the gain on the sale of Navitaire. The company previously expected its annual effective tax rate to be in the range of 25.0 percent to 26.0 percent.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its second-quarter financial results. To participate, please dial +1 (888) 276-0010 [+1 (612) 332-0802 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, Thursday, Mar. 24, and continuing until Thursday, June 23, 2016. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, June 23, 2016. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 387705 from 10:30 a.m. EDT Thursday, Mar. 24 through Thursday, June 23, 2016.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions—underpinned by the world’s largest delivery network—Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With approximately 373,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company does not accurately anticipate the cost, risk and complexity of performing its work or if the third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be less profitable than expected or unprofitable; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring or integrating businesses, entering into joint ventures or divesting businesses; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	February 29, 2016	% of Net Revenues	February 28, 2015	% of Net Revenues	February 29, 2016	% of Net Revenues	February 28, 2015	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,945,565	100%	$7,493,329	100%	$15,958,728	100%	$15,389,044	100%
Reimbursements	451,488		438,261		904,309		885,803
Revenues	8,397,053		7,931,590		16,863,037		16,274,847
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,575,749	70.2%	5,252,690	70.1%	11,026,393	69.1%	10,609,115	68.9%
Reimbursable expenses	451,488		438,261		904,309		885,803
Cost of services	6,027,237		5,690,951		11,930,702		11,494,918
Sales and marketing	830,332	10.5%	798,644	10.7%	1,706,125	10.7%	1,706,218	11.1%
General and administrative costs	451,440	5.7%	420,962	5.6%	916,906	5.7%	864,969	5.6%
Total operating expenses	7,309,009		6,910,557		14,553,733		14,066,105
OPERATING INCOME	1,088,044	13.7%	1,021,033	13.6%	2,309,304	14.5%	2,208,742	14.4%
Interest income	6,727		9,340		13,853		19,439
Interest expense	(4,543)		(3,905)		(8,595)		(6,716)
Other expense, net	(21,213)		(21,508)		(17,184)		(24,487)
Gain on sale of business	553,577		—		553,577		—
INCOME BEFORE INCOME TAXES	1,622,592	20.4%	1,004,960	13.4%	2,850,955	17.9%	2,196,978	14.3%
Provision for income taxes	222,734		261,768		582,416		561,544
NET INCOME	1,399,858	17.6%	743,192	9.9%	2,268,539	14.2%	1,635,434	10.6%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(63,379)		(41,053)		(102,955)		(91,689)
Net income attributable to noncontrolling interests – other (1)	(9,959)		(11,413)		(20,165)		(21,489)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,326,520	16.7%	$690,726	9.2%	$2,145,419	13.4%	$1,522,256	9.9%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,326,520		$690,726		$2,145,419		$1,522,256
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	63,379		41,053		102,955		91,689
Net income for diluted earnings per share calculation	$1,389,899		$731,779		$2,248,374		$1,613,945
EARNINGS PER SHARE:
-Basic	$2.12		$1.10		$3.42		$2.42
-Diluted	$2.08		$1.08		$3.36		$2.37
WEIGHTED AVERAGE SHARES:
-Basic	626,523,793		628,254,759		626,505,960		628,338,365
-Diluted	668,125,087		679,165,137		669,758,590		680,752,956
Cash dividends per share	$—		$—		$1.10		$1.02
_________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase (Decrease) U.S. dollars	Percent Increase Local Currency
	Three Months Ended
	February 29, 2016	February 28, 2015
OPERATING GROUPS
Communications, Media & Technology	$1,606,700	$1,516,785	6%	13%
Financial Services	1,684,729	1,589,535	6	13
Health & Public Service	1,482,264	1,319,917	12	15
Products	1,994,530	1,850,953	8	14
Resources	1,173,997	1,211,826	(3)	4
Other	3,345	4,313	n/m	n/m
TOTAL Net Revenues	7,945,565	7,493,329	6%	12%
Reimbursements	451,488	438,261	3
TOTAL REVENUES	$8,397,053	$7,931,590	6%
GEOGRAPHY
North America	$3,790,831	$3,411,899	11%	12%
Europe	2,784,723	2,659,643	5	14
Growth Markets	1,370,011	1,421,787	(4)	10
TOTAL Net Revenues	$7,945,565	$7,493,329	6%	12%
TYPE OF WORK
Consulting	$4,292,855	$3,839,172	12%	18%
Outsourcing	3,652,710	3,654,157	—	6
TOTAL Net Revenues	$7,945,565	$7,493,329	6%	12%

			Percent Increase (Decrease) U.S. dollars	Percent Increase Local Currency
	Six Months Ended
	February 29, 2016	February 28, 2015
OPERATING GROUPS
Communications, Media & Technology	$3,211,339	$3,097,822	4%	13%
Financial Services	3,429,945	3,305,762	4	13
Health & Public Service	2,906,131	2,688,359	8	12
Products	3,984,653	3,781,284	5	13
Resources	2,419,081	2,507,307	(4)	5
Other	7,579	8,510	n/m	n/m
TOTAL Net Revenues	15,958,728	15,389,044	4%	11%
Reimbursements	904,309	885,803	2
TOTAL REVENUES	$16,863,037	$16,274,847	4%
GEOGRAPHY
North America	$7,554,300	$6,850,379	10%	11%
Europe	5,669,471	5,564,785	2	13
Growth Markets	2,734,957	2,973,880	(8)	8
TOTAL Net Revenues	$15,958,728	$15,389,044	4%	11%
TYPE OF WORK
Consulting	$8,638,909	$7,932,065	9%	17%
Outsourcing	7,319,819	7,456,979	(2)	5
TOTAL Net Revenues	$15,958,728	$15,389,044	4%	11%
_________
n/m = not meaningful

ACCENTURE PLC

OPERATING INCOME BY OPERATING GROUP
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 29, 2016		February 28, 2015
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$242,512	15%	$201,661	13%	$40,851
Financial Services	230,534	14	228,161	14	2,373
Health & Public Service	209,795	14	163,830	12	45,965
Products	286,336	14	271,826	15	14,510
Resources	118,867	10	155,555	13	(36,688)
Total	$1,088,044	13.7%	$1,021,033	13.6%	$67,011

	Six Months Ended
	February 29, 2016		February 28, 2015
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$490,385	15%	$390,418	13%	$99,967
Financial Services	553,319	16	525,743	16	27,576
Health & Public Service	382,373	13	365,633	14	16,740
Products	577,559	14	561,558	15	16,001
Resources	305,668	13	365,390	15	(59,722)
Total	$2,309,304	14.5%	$2,208,742	14.4%	$100,562

ACCENTURE PLC

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	February 29, 2016			February 28, 2015
	As Reported (GAAP)	Gain on Sale of Business (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before incomes taxes	$1,622,592	$(553,577)	$1,069,015	$1,004,960
Provision for income taxes	222,734	(58,278)	164,456	261,768
Net income	$1,399,858	$(495,299)	$904,559	$743,192
Effective tax rate	13.7%		15.4%	26.0%
Diluted earnings per share	$2.08	$(0.74)	$1.34	$1.08

	Six Months Ended
	February 29, 2016			February 28, 2015
	As Reported (GAAP)	Gain on Sale of Business (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before income taxes	$2,850,955	$(553,577)	$2,297,378	$2,196,978
Provision for income taxes	582,416	(58,278)	524,138	561,544
Net Income	$2,268,539	$(495,299)	$1,773,240	$1,635,434
Effective tax rate	20.4%		22.8%	25.6%
Diluted earnings per share	$3.36	$(0.74)	$2.62	$2.37
_________

(1)	Represents gain on sale of business related to Navitaire divestiture.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	February 29, 2016	August 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,034,659	$4,360,766
Short-term investments	2,820	2,448
Receivables from clients, net	3,986,141	3,840,920
Unbilled services, net	2,020,413	1,884,504
Other current assets	1,634,767	1,490,756
Total current assets	10,678,800	11,579,394
NON-CURRENT ASSETS:
Unbilled services, net	55,945	15,501
Investments	61,037	45,027
Property and equipment, net	856,403	801,884
Goodwill	3,501,419	2,929,833
Other non-current assets	2,994,174	2,894,419
Total non-current assets	7,468,978	6,686,664
TOTAL ASSETS	$18,147,778	$18,266,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$1,784	$1,848
Accounts payable	1,103,343	1,151,464
Deferred revenues	2,328,485	2,251,617
Accrued payroll and related benefits	2,970,823	3,687,468
Other accrued liabilities	1,168,744	1,439,802
Total current liabilities	7,573,179	8,532,199
NON-CURRENT LIABILITIES:
Long-term debt	26,866	25,587
Other non-current liabilities	3,174,217	3,060,701
Total non-current liabilities	3,201,083	3,086,288
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	6,811,661	6,133,725
NONCONTROLLING INTERESTS	561,855	513,846
TOTAL SHAREHOLDERS’ EQUITY	7,373,516	6,647,571
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$18,147,778	$18,266,058

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 29, 2016	February 28, 2015	February 29, 2016	February 28, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,399,858	$743,192	$2,268,539	$1,635,434
Depreciation, amortization and asset impairments	172,745	152,236	354,627	318,755
Share-based compensation expense	228,532	207,200	357,715	336,115
Gain on sale of business	(553,577)	—	(553,577)	—
Change in assets and liabilities/other, net	(930,212)	(801,341)	(1,498,653)	(1,116,117)
Net cash provided by operating activities	317,346	301,287	928,651	1,174,187
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(148,068)	(81,568)	(242,845)	(133,426)
Purchases of businesses and investments, net of cash acquired	(134,971)	(80,821)	(747,637)	(119,462)
Proceeds from the sale of business, net of cash transferred	618,310	—	618,310	—
Other investing, net	588	655	1,539	1,941
Net cash provided by (used in) investing activities	335,859	(161,734)	(370,633)	(250,947)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	120,882	113,165	303,167	309,187
Purchases of shares	(828,950)	(600,631)	(1,486,761)	(1,270,798)
Cash dividends paid	—	—	(720,676)	(678,736)
Other financing, net	34,697	23,064	66,866	49,068
Net cash used in financing activities	(673,371)	(464,402)	(1,837,404)	(1,591,279)
Effect of exchange rate changes on cash and cash equivalents	(18,368)	(86,098)	(46,721)	(191,866)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(38,534)	(410,947)	(1,326,107)	(859,905)
CASH AND CASH EQUIVALENTS, beginning of period	3,073,193	4,472,347	4,360,766	4,921,305
CASH AND CASH EQUIVALENTS, end of period	$3,034,659	$4,061,400	$3,034,659	$4,061,400